April 3, 1995




     PERSONAL AND CONFIDENTIAL
     TO BE OPENED BY ADDRESSEE ONLY


     Mr. John A. Cutrone
     55 Beachside Avenue
     P. O. Box 601
     Green Farms, CT   06436

     Dear John:

          I am happy to inform you that the Board of Directors has extended your Severance Agreement which was due to expire on June 30, 1995 to June 30, 1996.

          Conditions remain the same as outlined in your original agreement.

          Please sign the extra copy of this letter indicating your understanding and acceptance and return it to my attention by return mail.

                                   Best regards,




                                   Robert Van Buren




     AGREED AND ACCEPTED:


     _________________________
     John A. Cutrone


     _________________________
     Date


     cc:  D. P. Verostko